ANNEX IV

           SYSTEMS COMMUNICATIONS, INC. IRREVOCABLE INSTRUCTIONS

           TO TRANSFER AGENT





These irrevocable instructions ("Irrevocable Instructions"),
dated   as  of    ,  1997,  are  given  by   Systems
Communications, Inc., a ___________ corporation (the "Company"), to its registrar and transfer agent, American Securities Transfer
(Transfer Agent"), with respect to the following:
                         R E C I T A L S

     A. The Company is offering to sell up to $1,120,000 of its 4% Convertible Debenture due October 1, 1998 (the "Debenture") of the Company under the terms set forth in Debenture (the "Debenture") and the "Offshore Securities Subscription Agreement" (the "Subscription Agreement") executed by the Company and the other signatories thereto (the "Subscribers").

     B. Any Subscriber issued Debentures pursuant to a Subscription Agreement is entitled to convert its Debentures into shares of Common Stock of the Company, $.01 par value (the "Converted Stock"), on the terms and conditions set forth in
Section 4 of the Debenture.

     C.     Assuming  that  each  Subscriber  warrants  that  the
representations and warranties made by the Subscriber in the Subscription Agreement (except for those representations and warranties in the Subscription Agreement which are not applicable or material at the time of conversion), are true on the date the Subscriber presents the Debenture for transfer, conversion or legend removal, as applicable, including the fact that he, she or it is not or was not engaged in a plan or scheme to evade the registration provisions of the Securities Act of 1933, as amended, and delivers to the Transfer Agent either a duly executed Notice of Conversion, with a copy to Krieger & Prager, Esqs., the Escrow Agents (in the case of conversion into shares of unrestricted Conversion Stock) or a duly executed letter requesting legend removal (together with evidence of a bona fide pledge or intention to deposit in a margin account, if applicable)(in the case of legend removal) then,







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     (i)    at  any  time  beginning  forty-five  (45)  days
     following the Closing Date, any Subscriber issued Debentures pursuant to a Subscription Agreement is entitled to submit its Debentures held by such Holder to  the  Transfer  Agent to convert  such  Subscribers'
     Debentures into  shares  of  Converted   Stock,   the
     certificates for which shall bear no Restrictive Legend (the time beginning forty-five (45) days after the Closing
     Date  is  referred  to  as  the  "Unrestricted Conversion
     Period").

     D. Any conversion of the Debenture shall be at the conversion prices (the "Conversion Price") specified in Section 4 of the Debenture (which Section is set forth in this Irrevocable Instructions Agreement at Exhibit A). Any such conversion shall be accomplished by delivering the Debentures, duly executed for transfer, to be converted along with the notice required by said
Section 5 ("Notice of Conversion") to the Transfer Agent, with a copy to the Escrow Agent. The Debenture so delivered will be converted into shares of Converted Stock.

     E. The Company and Subscribers have agreed that Company will provide the Transfer Agent with irrevocable instructions to convert one or more of any Subscriber's Debenture into shares of Converted Stock upon receipt of a Notice of Conversion from a Subscriber and the Debenture, duly executed for transfer. The number of shares of Converted Stock into which the Debenture may be converted is hereinafter referred to as the "Conversion Rate" for such Debenture.
     F. The Transfer Agent has agreed to act as conversion transfer agent on behalf of the Company on the terms and conditions set forth in these Irrevocable Instructions;

     NOW, THEREFORE, in consideration of the premises, the Company and Transfer Agent agree and the Company irrevocably instructs Transfer Agent as follows:

     1. ISSUANCE OF UNRESTRICTED CONVERTED SHARES. Upon receipt by the Transfer Agent of one or more Debentures, which the Holder desires to convert into Common Stock of the Company, duly executed for transfer, within the Unrestricted Conversion
Period as to such Debentures and a duly executed Notice of Conversion, with a copy to the Escrow Agent, specifying the number of shares of Converted Stock to which that Subscriber is entitled (which number is determined by the formula in Section 4 of the Debenture which Section 4 is attached to this Irrevocable Instructions Agreement as Exhibit A and by this reference is incorporated in this document as though set forth in full herein) the Company irrevocably directs the Escrow Agent to (a) calculate the number of shares of Converted Stock to which the Subscriber is entitled (which number is determined by the provisions contained in Section 4 of the Debenture), (b) notify the Company in writing, by facsimile, including a facsimile of the conversion documents presented to the Escrow Agent, within two (2) business days after receipt of a facsimile of the Notice of Conversion, of the number of shares of Converted Stock to be issued, and (c) subject to the provisions of Section 4 hereof, direct the Transfer Agent to issue and mail via express courier the appropriate number of shares of Converted Stock directly to the Subscriber within three (3) business days of the date of receipt of the Notice of Conversion and the Debenture, duly executed for transfer, to be converted in accordance with Section 4 of the Debenture. The certificates representing the Converted Stock issued in the name of the Subscriber (during the Unrestricted Conversion Period as to the Debentures submitted for conversion) shall not bear a Restrictive Legend.

     2. DISPUTE AS TO NUMBER OF CONVERTED SHARES TO BE ISSUED. In the event that the number of shares that the Escrow Agent reasonably calculates to be due a particular Subscriber upon conversion is different from the number of shares claimed by the
Subscriber,   by  virtue  of  the  conversion  price or   other
information set forth in its Notice of Conversion, the Escrow Agent shall nevertheless direct the Transfer Agent to issue and deliver to the Subscriber a number of shares equal to the lesser of the two numbers within two (2) business days, and, as to the issuability of the remaining disputed number of shares of Converted Stock, shall submit the dispute within two (2) business
days   to the   Company's   usual   outside   accounting   firm
("Accountant") for determination of the number of shares of Converted Stock to be issued. In the event of such a dispute, the Company agrees to instruct its Accountant, at the Company's expense, to resolve any such dispute and notify the parties of the result within three (3) business days after receipt of notice of such dispute. Within two (2) business days of its receipt of the Accountant's results, the Transfer Agent shall issue and deliver to the Subscriber any additional shares to which the Subscriber is entitled, based upon the Accountant's results. The Transfer Agent is authorized to rely on the Accountant's results.
     3. FEES. The Company hereby agrees to pay the Escrow Agent and the Transfer Agent for all services rendered hereunder.
     4. NOTICES. Any notice or demand to be given or that may be given under this Agreement shall be in writing and shall be
(a) delivered by hand, or (b) delivered through or by expedited mail or package service, or (c) transmitted by telecopy, in which case with personal deliver acknowledged, addressed to the parties as follows:
          As to the Company:

               Systems Communications, Inc.
               2575 Ulmerton Road 300 Clearwater, Florida 34622
               ATT: Mr. Robert Thompson Tel:
               Fax:

                     As to the Escrow Agent:

               Samuel M. Krieger, Esq. Krieger & Prager
               319 Fifth Avenue
               New York, New York 10016 Tel:  (212) 689-3322 Fax:
               (212) 213-2077

          As to the Transfer Agent:

American Securities Transfer

               Tel:
               Fax:

     5.    CANCELLATION  OF  DEBENTURES.  Upon  issuance  of  any
Converted Stock, the Company shall mark on the face of the Debenture so converted the word "cancelled".

     6. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Escrow Agent, the Transfer Agent, each officer, director, employee and agent of the Escrow Agent and the Transfer Agent, and each person, if any, who controls the Escrow Agent and the Transfer Agent within the meaning of the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Escrow Agent and the Transfer Agent of their duties pursuant to this Agreement; and will reimburse the Escrow Agent and the Transfer Agent, and each officer, director, employee and agent of the Escrow Agent and Transfer Agent, and each such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case if such loss, claim, damage or liability arises out or is based upon any action not taken in good faith, or any action or omission that constitutes gross negligence or willful misconduct.

          If a claim is made against the Company under this Section, then promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will notify the Company, in writing, of the commencement thereof. The failure to so notify the Company will relieve the Company from any liability under this Section as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate with the other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from indemnifying party to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable to any such indemnified party on account of any settlement of any claim of action effected without the consent of the company.

     7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law provisions.

     8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits hereto, the Subscription Agreement and the Debentures constitute the full and entire understanding of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of such amendment, waiver discharge or termination is sought. Each of the undersigned acknowledges that Holders of Debentures are third party beneficiaries to this Agreement and that, notwithstanding the above, no provision herein that adversely affects the rights of the Holders of Debentures or the Common Stock issuable upon conversion of Debentures may be amended without the consent of all Holders of the then outstanding Debentures.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement this ____ day of _______________, 1997.

                         SYSTEMS COMMUNICATIONS, INC.
                         By: ____________________________________
              Title:______________________________
               Date____________   Signed:________________________
________________________
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                         AMERICAN SECURITIES TRANSFER
               By: ____________________________________
               Title:__________________________________
               Date ________________
               Signed: ________________________
AGREED & ACCEPTED:
KRIEGER & PRAGER, ESQS.
Escrow Agent

By: ______________________________________